UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2022

Azenta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA 01824
(Address of principal executive offices and Zip Code)

(978) 262-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information disclosed in Item 2.01 below under “Completion of the Sale of the Semiconductor Automation Business” with respect to the leases filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and “Amendment to Purchase Agreement” is incorporated into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

The information disclosed in Item 2.01 below under “Extinguishment of Debt” is incorporated into this Item 1.02.

Item 2.01. Completion of an Acquisition or Disposition of Assets.

Completion of the Sale of the Semiconductor Automation Business

On February 1, 2022, Azenta, Inc. (“Azenta”) completed the previously disclosed sale of its semiconductor automation business (referred to herein as the “Automation Business”) pursuant to an Equity Interest Purchase Agreement, dated September 20, 2021 (the “Purchase Agreement”), with Altar BidCo, Inc. (the “Purchaser”), an affiliate of Thomas H. Lee Partners, L.P., for $3.0 billion in cash, subject to customary adjustments as set forth in the Purchase Agreement, including adjustments based on the working capital, cash and indebtedness of the Automation Business as of the closing date (the “Disposition”). The Automation Business is a leading automation provider and partner to the global semiconductor manufacturing industry which provides advanced, high precision, high throughput robots, vacuum automation systems, contamination control systems, and reticle storage solutions to the global semiconductor capital equipment industry.

In connection with the transactions contemplated by the Purchase Agreement, Azenta completed an internal restructuring to transfer or contribute all of its Automation Business assets and operations to entities that were transferred to the Purchaser or an affiliate thereof under the Purchase Agreement.

In connection with the closing of the Disposition, Azenta and the Purchaser entered into certain other agreements, including a transition services agreement, pursuant to which each party will provide the other party with certain transition services related to finance and accounting, information technology, human resources, compliance, facilities, legal and research and development support, for time periods ranging from three to 24 months following such closing and a transitional trademark license agreement allowing Azenta to use the Brooks name and logo for limited purposes during a 24-month transition period following the Disposition.

In addition, in connection with the closing of the Disposition, Azenta entered into two separate lease agreements with the Purchaser for leases back to Azenta of portions of the facilities at 11 and 15 Elizabeth Drive in Chelmsford, Massachusetts, which facilities were sold to the Purchaser under the Purchase Agreement.  Each lease provides for a term of 24 months, which may be terminated earlier by Azenta upon 90 days’ notice to the Purchaser, and an aggregate base rent of $83,000 per month. The lease for 11 Elizabeth Drive covers 8,450 square feet of a combination of office and laboratory space and the lease for 15 Elizabeth Drive covers 17,800 square feet of office space, which serves as Azenta’s corporate headquarters. The foregoing description of the leases does not purport to be complete and is subject to, and qualified in its entirety by reference to, the leases, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Proceeds

Azenta expects the net cash proceeds from the sale of the Automation Business to be approximately $2.4 billion, after adjustments and deducting taxes and other items.

Extinguishment of Debt

Azenta used $50.1 million of the proceeds from the Disposition to extinguish its outstanding balance at February 1, 2022 of the $200.0 million term loan facility under its credit agreement, as amended, with Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC and to terminate the term loan facility.  The term loan facility was governed by the Credit Agreement, dated October 4, 2017 (filed as Exhibit 10.25 to Azenta’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed on November 17, 2017), the Incremental Amendment, dated November 15, 2019 (filed as Exhibit 10.1 to Azenta’s Current Report on Form 8-K filed on November 15, 2018), Amendment No. 2, dated February 15, 2019 (filed as Exhibit 10.1 to Azenta’s Current Report on Form 8-K filed on February 22, 2019), and the Guarantee and Security Agreement, dated October 4, 2017 (filed as Exhibit 10.26 to Azenta’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed on November 17, 2017); each of which is incorporated herein by reference.

In addition, upon the closing of the Disposition, Azenta terminated its revolving line of credit under its credit agreement, as amended, with Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A., which provided for a revolving credit facility of up to $75.0 million. There were no borrowings under the revolving line of credit at the time of its termination. Azenta paid the lenders a fee of approximately $160,000 in connection with the termination of the revolving line of credit. The revolving line of credit was governed by the Credit Agreement, dated May 26, 2016 (filed as Exhibit 10.2 to Azenta’s Quarterly Report on Form 10-Q for the for the quarter ended June 30, 2016 filed on July 28, 2016), the Consent and First Amendment to Credit Agreement, dated October 4, 2017 (filed as Exhibit 10.24 to Azenta’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed on November 17, 2017), and the Guarantee and Security Agreement, dated May 26, 2016 (filed as Exhibit 10.3 to Azenta’s Quarterly Report on Form 10-Q for the for the quarter ended June 30, 2016 filed on July 28, 2016); each of which is incorporated herein by reference.

Amendment to Purchase Agreement

In connection with the closing of the Disposition, on January 31, 2022, Azenta entered into the First Amendment to the Equity Interest Purchase Agreement (the “Amendment”) with the Purchaser, to, among other things, (1) deem certain liabilities of the Automation Business as “Indebtedness” under the Purchase Agreement, (2) address treatment of certain foreign cash amounts of the Automation Business, (3) allow for the survival of an intercompany loan, (4) clarify certain ongoing obligations to provide access to books and records, and (5) clarify the treatment of certain employment related payments. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Both David E. Jarzynka, President, Brooks Semiconductor Solutions Group, and David Pietrantoni, Vice President, Finance and Corporate Controller and Principal Accounting Officer, continued with the Automation Business and, as a result, their employment with Azenta ended as of the closing of the Disposition on February 1, 2022.

As a result of Mr. Pietrantoni’s departure, Azenta appointed Vandana Sriram, age 48, Azenta’s current Vice President, Finance, and Corporate Controller, as Azenta’s Principal Accounting Officer, effective as of the closing of the Disposition.

Ms. Sriram joined Azenta Life Sciences in September 2021 as Vice President, Finance and Corporate Controller.  Prior to joining Azenta, Ms. Sriram worked for over 20 years at General Electric, where she most recently was the leader of financial planning and analysis (FP&A) in their Aviation division. She also held roles as chief financial officer for GE Additive, global controller for GE Aviation, and the FP&A leader for GE’s Middle East, North Africa, and Turkey region. Prior to GE, she spent five years in public accounting at Arthur Andersen.

Item 8.01.  Other Events.

On February 1, 2022, Azenta issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, announcing the closing of the Disposition.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

Azenta has omitted the inclusion of any pro forma financial information herein with respect to the sale of the Automation Business as it has previously reported the results of the disposed Automation Business as discontinued operations and reported the assets and liabilities of the Automation Business as held for sale for all historical periods beginning with its Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the Securities and Exchange Commission on November 24, 2021.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1	First Amendment to the Equity Interest Purchase Agreement, dated January 31, 2022, by and between Azenta, Inc. and Altar BidCo, Inc.
10.1	Standard Commercial Lease (11 Elizabeth Drive, Chelmsford, Massachusetts), dated February 1, 2022, by and between Azenta, Inc. and Altar BidCo, Inc.
10.2	Standard Commercial Lease (15 Elizabeth Drive, Chelmsford, Massachusetts), dated February 1, 2022, by and between Azenta, Inc. and Altar BidCo, Inc.
99.1	Press release issued on February 1, 2022 by Azenta, Inc.
104	Cover Page Interactive Data File (embedded within the iXBRL (Inline eXtensible Business Reporting Language) document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Jason W. Joseph
Date: February 1, 2022	Jason W. Joseph
Senior Vice President, General Counsel and Secretary